                                      Audited Financial Statements and
                                      Supplemental Schedules

                                      AMERICAN GREETINGS RETIREMENT
                                      PROFIT SHARING AND SAVINGS PLAN


                                      Years ended December 31, 1995 and 1994
                                      with Report of Independent Auditors

                          American Greetings Retirement
                         Profit Sharing and Savings Plan

                              Financial Statements
                           and Supplemental Schedules

                     Years Ended December 31, 1995 and 1994


                                    CONTENTS



Report of Independent Auditors ..................................................................       1

Audited Financial Statements

Statements of Net Assets Available for Benefits..................................................       2
Statements of Changes in Net Assets Available for Benefits.......................................       4
Notes to the Financial Statements ...............................................................       6


Supplemental Schedules

Form 5500, Item 27a - Schedule of Assets Held for Investment Purposes............................      12
Form 5500, Item 27d - Schedule of Reportable Transactions .......................................      13
Form 5500, Item 27b - Schedule of Loans or Fixed Income Obligations..............................      14

                         Report of Independent Auditors


Administrative Committee of the Retirement
  Profit Sharing and Savings Plan
American Greetings Corporation
Cleveland, Ohio

We have audited the accompanying statements of net assets available for benefits of American Greetings Retirement Profit Sharing and Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1995 and 1994, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1995 and reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                ERNST & YOUNG LLP

June 21, 1996
Cleveland, Ohio

          American Greetings Retirement Profit Sharing and Savings Plan

                 Statement of Net Assets Available for Benefits





                                                                            December 31, 1995
                                         ---------------------------------------------------------------------------------------
                                                             INDEX 500                                           MONEY MARKET
                                                             PORTFOLIO         PRIMECAP         WELLINGTON      RESERVES PRIME
                                              TOTAL             FUND             FUND              FUND            PORTFOLIO
                                         ---------------------------------------------------------------------------------------
ASSETS
Investments, at fair value:
   Index 500 Portfolio Fund               $  68,137,655    $  68,137,655
   PrimeCap Fund                             84,509,585                     $  84,509,585
   Wellington Fund                           29,224,713                                       $  29,224,713
   Money Market Reserves Prime
     Portfolio                               31,317,919                                                         $  31,201,217
   Bond Index Fund                          153,014,922
   International Growth Portfolio                15,298
   Common Stock of American Greetings
     Corporation                             34,464,619
   Participant notes receivable                 640,082
                                         ---------------------------------------------------------------------------------------
Total investments                           401,324,793       68,137,655       84,509,585        29,224,713        31,201,217

Deposits with insurance companies            35,916,718
Receivables:
   Employer's contribution                   19,597,110        3,348,131        4,091,891         1,283,325         1,359,193
   Participants' contributions                  996,397          189,865          254,048            70,247            49,361
   Other net receivables                         40,568
   Other                                         18,219            3,144            4,371             1,210             1,023
                                         ---------------------------------------------------------------------------------------
Total receivables                            20,652,294        3,541,140        4,350,310         1,354,782         1,409,577
                                         ---------------------------------------------------------------------------------------
Total assets                                457,893,805       71,678,795       88,859,895        30,579,495        32,610,794
                                         ---------------------------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS         $ 457,893,805    $  71,678,795    $  88,859,895     $  30,579,495     $  32,610,794
                                         =======================================================================================


                                                                            December 31, 1995
                                         -------------------------------------------------------------------------------------------
                                              BOND                                     INTERNATIONAL    COMPANY
                                            INDEX/IC      VANGUARD/WINDSOR  WELLESLEY      GROWTH        STOCK       PARTICIPANT
                                              FUND            II FUND          FUND      PORTFOLIO       FUND         LOAN FUND
                                         -------------------------------------------------------------------------------------------
ASSETS
Investments, at fair value:
   Index 500 Portfolio Fund
   PrimeCap Fund
   Wellington Fund
   Money Market Reserves Prime
     Portfolio                                                                                         $  116,702
   Bond Index Fund                       $  153,014,922
   International Growth Portfolio                                                       $    15,298
   Common Stock of American Greetings
     Corporation                                                                                       34,464,619
   Participant notes receivable                                                                                      $   640,082
                                         -------------------------------------------------------------------------------------------
Total investments                           153,014,922                                      15,298    34,581,321        640,082

Deposits with insurance companies            35,916,718
Receivables:
   Employer's contribution                    6,996,723  $      204,247    $    86,764      188,812     2,038,024
   Participants' contributions                  291,092           2,909            930        3,324       134,621
   Other net receivables                                                                                   40,568
   Other                                          5,924             101            101                      2,345
                                         -------------------------------------------------------------------------------------------
Total receivables                             7,293,739         207,257         87,795      192,136     2,215,558
                                         -------------------------------------------------------------------------------------------
Total assets                                196,225,379         207,257         87,795      207,434    36,796,879        640,082
                                         -------------------------------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS        $  196,225,379  $      207,257    $    87,795  $   207,434 $  36,796,879    $   640,082
                                         ===========================================================================================


See notes to financial statements.

          American Greetings Retirement Profit Sharing and Savings Plan

                 Statement of Net Assets Available for Benefits




                                                                                DECEMBER 31, 1994
                                         ----------------------------------------------------------------------------------------
                                                             INDEX 500                                            MONEY MARKET
                                                             PORTFOLIO         PRIMECAP          WELLINGTON      RESERVES PRIME
                                             TOTAL             FUND              FUND               FUND            PORTFOLIO
                                         ----------------------------------------------------------------------------------------
ASSETS
Investments, at fair value:
   Index 500 Portfolio Fund               $   40,255,607    $  40,255,607
   PrimeCap Fund                              46,952,475                      $  46,952,475
   Wellington Fund                            13,979,573                                        $  13,979,573
   Money Market Reserves Prime
     Portfolio                                25,626,952                                                           $  25,379,588
   Bond Index Fund                           128,290,532
   Common Stock of American Greetings
     Corporation                              42,646,797
   Participant notes receivable                  229,236
                                         ----------------------------------------------------------------------------------------
Total investments                            297,981,172       40,255,607        46,952,475        13,979,573         25,379,588

Deposits with insurance companies             55,949,482
Receivables:
   Employer's contribution                    22,970,809        3,224,718         3,931,380         1,007,149          1,483,789
   Participants' contributions                 1,035,533          171,200           200,125            49,923             46,040
   Accrued income                                  5,646                                                                      71
   Other                                           7,201              956             1,338               178                408
                                         ----------------------------------------------------------------------------------------
Total receivables                             24,019,189        3,396,874         4,132,843         1,057,250          1,530,308
                                         ----------------------------------------------------------------------------------------
Total assets                                 377,949,843       43,652,481        51,085,318        15,036,823         26,909,896
                                         ----------------------------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS         $  377,949,843    $  43,652,481     $  51,085,318     $  15,036,823      $  26,909,896
                                         ========================================================================================


                                                            DECEMBER 31, 1994
                                         ---------------------------------------------------
                                             BOND            COMPANY
                                           INDEX/IC           STOCK        PARTICIPANT
                                             FUND             FUND          LOAN FUND
                                         ----------------------------------------------------
ASSETS
Investments, at fair value:
   Index 500 Portfolio Fund
   PrimeCap Fund
   Wellington Fund
   Money Market Reserves Prime
     Portfolio                                              $    247,364
   Bond Index Fund                       $  128,290,532
   Common Stock of American Greetings
     Corporation                                              42,646,797
   Participant notes receivable                                             $   229,236
                                         ----------------------------------------------------
Total investments                           128,290,532       42,894,161        229,236

Deposits with insurance companies            55,949,482
Receivables:
   Employer's contribution                    9,826,757        3,497,016
   Participants' contributions                  367,794          200,451
   Accrued income                                 5,575
   Other                                          3,450              871
                                         ----------------------------------------------------
Total receivables                            10,203,576        3,698,338
                                         ----------------------------------------------------
Total assets                                194,443,590       46,592,499        229,236
                                         ----------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS        $  194,443,590     $ 46,592,499    $   229,236
                                         ====================================================


See notes to financial statements.

          American Greetings Retirement Profit Sharing and Savings Plan

            Statement of Changes in Net Assets Available for Benefits




                                                                        FOR THE YEAR ENDED DECEMBER 31, 1995
                                         -----------------------------------------------------------------------------------------
                                                               INDEX 500                                            MONEY MARKET
                                                               PORTFOLIO         PRIMECAP          WELLINGTON      RESERVES PRIME
                                               TOTAL             FUND              FUND               FUND            PORTFOLIO
                                         -----------------------------------------------------------------------------------------
ADDITIONS TO NET ASSETS ATTRIBUTED TO
 Net realized and unrealized
    appreciation of investments           $   52,634,613    $  15,393,719     $  16,946,748     $   4,601,252
Interest and dividend income                  20,610,306        1,493,484         2,489,874         1,311,039      $  1,722,083
Dividends from American Greetings
   Corporation common stock                      817,365
Other receipts                                    20,690            4,663            67,300            62,289               487
Contributions:
   Participants                               14,794,451        2,598,543         3,442,535           921,941           925,894
   Rollover                                      591,048          123,367           152,426            97,641            97,275
   Employer                                   19,604,565        3,348,869         4,093,099         1,284,211         1,360,701
                                         -----------------------------------------------------------------------------------------
Total additions                              109,073,038       22,962,645        27,191,982         8,278,373         4,106,440

DEDUCTIONS FROM NET ASSETS ATTRIBUTED
   TO
Benefits paid to participants                 29,043,117        2,105,177         2,722,106           640,521         3,401,396
Administrative expenses                           85,959           10,633            13,005             2,896             5,636
                                         -----------------------------------------------------------------------------------------
Total deductions                              29,129,076        2,115,810         2,735,111           643,417         3,407,032
                                         -----------------------------------------------------------------------------------------
Net increase (decrease) prior to
   interfund transfers                        79,943,962       20,846,835        24,456,871         7,634,956           699,408

Interfund transfers--net                                        7,179,479        13,317,706         7,907,716         5,001,490
                                         -----------------------------------------------------------------------------------------
Net increase (decrease)                       79,943,962       28,026,314        37,774,577        15,542,672         5,700,898

Net assets available for benefits at
   beginning of year                         377,949,843       43,652,481        51,085,318        15,036,823        26,909,896
                                         -----------------------------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS         $  457,893,805    $  71,678,795     $  88,859,895     $  30,579,495      $ 32,610,794
                                         =========================================================================================

                                                                        FOR THE YEAR ENDED DECEMBER 31, 1995
                                         ------------------------------------------------------------------------------------------
                                                BOND                                                       COMPANY
                                              INDEX/IC     VANGUARD/WINDSOR   WELLESLEY  INTERNATIONAL      STOCK      PARTICIPANT
                                                FUND           II FUND          FUND     GROWTH PORT.        FUND       LOAN FUND
                                         ------------------------------------------------------------------------------------------
ADDITIONS TO NET ASSETS ATTRIBUTED TO
 Net realized and unrealized
    appreciation of investments           $  14,112,807                                               $    1,580,087
Interest and dividend income                 13,551,264                                  $         2           8,527  $  34,033
Dividends from American Greetings
   Corporation common stock                                                                                  817,365
Other receipts                                 (117,819)                                                       3,770
Contributions:
   Participants                               4,593,422   $       2,909     $        930       3,324       2,304,953
   Rollover                                      56,947                                                       63,392
   Employer                                   6,999,081         204,247           86,764     188,812       2,038,781
                                         ------------------------------------------------------------------------------------------
Total additions                              39,195,702         207,156           87,694     192,138       6,816,875     34,033

DEDUCTIONS FROM NET ASSETS ATTRIBUTED
   TO
Benefits paid to participants                18,030,741                                                    2,104,996     38,180
Administrative expenses                          42,355                                                       11,434
                                         ------------------------------------------------------------------------------------------
Total deductions                             18,073,096                                                    2,116,430     38,180
                                         ------------------------------------------------------------------------------------------
Net increase (decrease) prior to
   interfund transfers                       21,122,606         207,156           87,694     192,138       4,700,445     (4,147)

Interfund transfers--net                    (19,340,817)            101              101      15,296     (14,496,065)   414,993
                                         ------------------------------------------------------------------------------------------
Net increase (decrease)                       1,781,789         207,257           87,795     207,434      (9,795,620)   410,846

Net assets available for benefits at
   beginning of year                        194,443,590                                                   46,592,499    229,236
                                         ------------------------------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS          $196,225,379    $    207,257      $    87,795  $  207,434   $  36,796,879  $ 640,082
                                         ==========================================================================================


See notes to financial statements.

          American Greetings Retirement Profit Sharing and Savings Plan

            Statement of Changes in Net Assets Available for Benefits



                                                               FOR THE YEAR ENDED DECEMBER 31, 1994
                                         -----------------------------------------------------------------------------------------
                                                               INDEX 500                                            MONEY MARKET
                                                               PORTFOLIO         PRIMECAP          WELLINGTON      RESERVES PRIME
                                               TOTAL             FUND              FUND               FUND            PORTFOLIO
                                         -----------------------------------------------------------------------------------------
ADDITIONS TO NET ASSETS ATTRIBUTED TO
 Net realized and unrealized
    (depreciation) appreciation of
    investments                           $  (20,695,241)   $     764,106     $   2,564,675     $   (425,863)
Interest and dividend income                  16,216,606          757,037         1,056,245          250,808       $    284,660
Dividends from American Greetings
   Corporation common stock                      761,552
Contributions:
   Participants                               14,640,336        1,285,153         1,385,914          207,995            190,913
   Rollover                                      509,184          110,857           108,043           78,878             39,988
   Employer                                   22,970,809        3,224,718         3,931,380        1,007,149          1,483,789
                                         -----------------------------------------------------------------------------------------
Total additions                               34,403,246        6,141,871         9,046,257        1,118,967          1,999,350

DEDUCTIONS FROM NET ASSETS ATTRIBUTED
TO
Benefits paid to participants                 24,748,586          643,897           671,415           44,542          1,675,175
Administrative expenses                        1,062,477            4,705             5,049              539                701
                                         -----------------------------------------------------------------------------------------
Total deductions                              25,811,063          648,602           676,464           45,081          1,675,876
                                         -----------------------------------------------------------------------------------------
Net  increase (decrease) prior to
   interfund transfers                         8,592,183        5,493,269         8,369,793        1,073,886            323,474

Interfund transfers--net                                        6,307,799        10,864,175       13,962,937         26,586,422
Net assets transferred between trusts                          31,851,413        31,851,350
                                         -----------------------------------------------------------------------------------------
Net increase (decrease)                        8,592,183       43,652,481        51,085,318       15,036,823         26,909,896

Net assets available for benefits at
   beginning of year                         369,357,660
                                         -----------------------------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS         $  377,949,843    $  43,652,481     $  51,085,318     $ 15,036,823       $ 26,909,896
                                         =========================================================================================

                                                               FOR THE YEAR ENDED DECEMBER 31, 1994
                                         ----------------------------------------------------------------------------------------
                                                BOND             COMPANY                                            FIXED
                                              INDEX/IC            STOCK          PARTICIPANT       COMMON           INCOME
                                                FUND               FUND           LOAN FUND         FUND             FUND
                                         ----------------------------------------------------------------------------------------
ADDITIONS TO NET ASSETS ATTRIBUTED TO
 Net realized and unrealized
    (depreciation) appreciation of
    investments                           $  (4,039,357)      $  (6,813,454)                  $  (4,808,344)   $  (7,937,004)
Interest and dividend income                  8,319,620              34,380     $   5,733           460,311        5,047,812
Dividends from American Greetings
   Corporation common stock                                         761,552
Contributions:
   Participants                               3,722,748           2,891,598                       1,722,683        3,233,332
   Rollover                                      97,763              73,655
   Employer                                   9,826,757           3,497,016
                                         ----------------------------------------------------------------------------------------
Total additions                              17,927,531             444,747         5,733        (2,625,350)         344,140

DEDUCTIONS FROM NET ASSETS ATTRIBUTED
TO
Benefits paid to participants                10,787,147           1,558,982         7,745         1,496,481        7,863,202
Administrative expenses                          27,397              19,321                         500,300          504,465
                                         ----------------------------------------------------------------------------------------
Total deductions                             10,814,544           1,578,303         7,745         1,996,781        8,367,667
                                         ----------------------------------------------------------------------------------------
Net  increase (decrease) prior to
   interfund transfers                        7,112,987          (1,133,556)       (2,012)       (4,622,131)      (8,023,527)

Interfund transfers--net                    (55,182,153)          5,791,045       163,082         2,812,690      (11,305,997)
Net assets transferred between trusts       242,512,756                                         (63,702,763)    (242,512,756)
                                         ----------------------------------------------------------------------------------------
Net increase (decrease)                     194,443,590           4,657,489       161,070       (65,512,204)    (261,842,280)

Net assets available for benefits at
   beginning of year                                             41,935,010        68,166        65,512,204      261,842,280
                                         ----------------------------------------------------------------------------------------

NET ASSETS AVAILABLE FOR BENEFITS         $194,443,590        $  46,592,499     $ 229,236              $  0             $  0
                                         ========================================================================================


See notes to financial statements.

          American Greetings Retirement Profit Sharing and Savings Plan

                          Notes to Financial Statements

                     Years Ended December 31, 1995 and 1994


A.     DESCRIPTION OF THE PLAN

The following description of the American Greetings Retirement Profit Sharing and Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement, copies of which are available from the Administrative Committee, for a more complete description of the Plan's provisions.

GENERAL

The Plan is a defined contribution plan covering substantially all full-time employees of American Greetings Corporation (the "Corporation") and domestic subsidiaries who are not covered under another defined contribution or defined benefit plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

The Corporation contributes 8% of its consolidated domestic pretax profits, excluding dividends and gains and losses from capital assets and foreign currency transactions, to the Plan. Additional amounts may be contributed at the option of the Corporation's Board of Directors.

Additionally, participants may contribute 2% to 15% of pretax annual compensation (401(k) contributions), as defined in the Plan. The Corporation may restrict individual contributions below 15% in order to meet certain governmental limitations. The Corporation contributes 25% of the first 6% of annual compensation that a participant contributes to the Plan, provided that the Corporation achieves certain financial goals. Such contributions are invested in accordance with the participants' investment elections.

The Plan was amended to permit rollover contributions effective June 30, 1994.

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's 401(k) contributions and allocations of the Corporation's profit sharing contribution and 401(k) match, and Plan earnings; allocations are based on participant compensation, participant elections, and account balances, respectively. Individuals who have retired or terminated employment with the Corporation do not participate in the Corporation's contribution to the Plan. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account. Participants are fully vested in their respective account balances.

          American Greetings Retirement Profit Sharing and Savings Plan

A.     DESCRIPTION OF THE PLAN--CONTINUED

INVESTMENT OPTIONS

Participants direct the investment of their accounts, together with their share of the Corporation's annual contribution, in increments of 10% to any of the investment options offered under the Plan.

Prior to June 30, 1994, the trustee of the Plan was National City Bank (NCB). Assets held by NCB were invested in the following funds:

     Common Fund - The assets of this fund were invested in various stocks of U.S. companies to obtain long-term capital appreciation.

     Fixed Income Fund - The assets of this fund were invested in a combination of contracts with banks and insurance companies that have a fixed rate of interest, U.S. Government Securities, and other investment grade securities.

     Company Stock Fund - The assets of this fund were invested in the Common
          Stock of American Greetings Corporation.

Effective June 30, 1994, the trustee of the Plan was changed and assets were transferred to The Vanguard Group of Investment Companies (Vanguard). Further, the Plan was amended to change the investment options offered to Plan participants. The Company maintains the following investment options under its
Plan:

     Index Trust 500 Portfolio Fund - The assets of this fund are invested primarily in common stocks to reflect the compositions of Standard & Poor's 500 Composite Stock Price Index (Index). The fund holds virtually all of the 500 stocks in the Index in proportion to their relative weight in the index.

     PRIMECAP Fund - The assets of this fund are invested primarily in common stocks of less than 100 large, established companies.

     Wellington Fund - The assets of this fund are invested primarily in a diversified portfolio of equity securities and fixed income securities.

          American Greetings Retirement Profit Sharing and Savings Plan

A.     DESCRIPTION OF THE PLAN--CONTINUED

     Money Market Reserves Prime Portfolio - The assets of this fund are invested in high-quality money market instruments that mature in one year or less. These include negotiable certificates of deposit, banker's acceptance, commercial paper, and other short-term corporate obligations.

     Bond Index/IC Fund - The assets of this fund are invested primarily in shares of the Vanguard Bond Index Fund and investment contracts with insurance companies. The Vanguard Bond Index Fund invests in bonds from a variety of industries attempting to match the unmanaged Lehman Brothers Aggregate Bond Index.

     Vanguard Windsor II Fund - The assets of this fund are invested primarily in a diversified portfolio of common stocks of large, established companies.

     Wellesley Fund - The assets of this fund are invested primarily in a broadly diversified portfolio of U.S. Government Securities, high-quality corporate bonds and common stocks of large companies.

     International Growth Portfolio - The assets of this fund are invested in the common stocks of foreign companies.

     Company Stock Fund - The assets of this fund are invested in the common stock of American Greetings Corporation.

PARTICIPANT NOTES RECEIVABLE

Effective June 30, 1994, the Plan was amended to permit Participants to borrow, against their elected deferred contributions or rollover contributions, a minimum of $1,000 up to a maximum of $50,000 or 50% of their account balance. Loan transactions are treated as a transfer from (to) the investment fund to
(from) the loan fund. Loan terms range from six to sixty months. The loans are secured by the balance in the participant's account and bear interest at a rate of prime plus one percent at the time of the loan origination. Principal and interest are paid ratably through monthly payroll deductions.

          American Greetings Retirement Profit Sharing and Savings Plan

A.     DESCRIPTION OF THE PLAN--CONTINUED

PAYMENT OF BENEFITS

At the time of a participant's retirement or termination of service the participant may elect to purchase an annuity contract, receive a lump sum payment or be paid in installments.

PLAN TERMINATION

Although it has not expressed any intent to do so, the Corporation has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, the assets of the Plan will be distributed to the participants on the basis of individual account balances at the date of termination. Benefit payments within the Participant Loan Fund represent terminated employees' loan balances which are recognized as distributions at termination.

B.     SUMMARY OF ACCOUNTING POLICIES

The financial statements of the Plan are presented on the accrual basis of accounting. All the funds of the Plan are accounted for by the Trustee.

Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last reported bid price.

The value of deposits with insurance companies represents contributions made to deposit contracts plus interest at the contract rate, less funds transferred to the Trustee to pay retirement benefits and the insurance companies' administrative expenses.

Audit and legal fees are paid by the Corporation. All other expenses of the Plan are paid by the Plan. Investment advisory fees for portfolio management of Vanguard Funds are paid directly from fund earnings.

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

          American Greetings Retirement Profit Sharing and Savings Plan

C.     INVESTMENTS

The fair value of individual investments that represented 5% or more of the fair value of Plan net assets are as follows:

                                                              1995                 1994
                                                      -------------------------------------------
Common Stock of American Greetings
   Corporation                                           $     34,464,619     $     42,646,797
Vanguard Index 500 Portfolio Fund                              68,137,655           40,255,607
Vanguard PrimeCap Fund                                         84,509,585           46,952,475
Vanguard Wellington Fund                                       29,224,713           13,979,573
Vanguard Money Market Reserves
   Prime Portfolio                                             31,317,919           25,626,952
Vanguard Bond Index Fund                                      153,014,922          128,290,532
Metropolitan Life Insurance Company,
   May 22, 1995, 9.46%                                                              22,761,666


During the years ended December 31, 1995 and 1994 the Plan's investments (including investments bought, sold and held during the year) appreciated (depreciated) in fair value as follows:

                                                                     DECEMBER 31
                                                              1995                 1994
                                                      -------------------------------------------
Investments at fair value as determined by quoted
   market price:
     Vanguard Index 500 Portfolio Fund                   $    15,393,719      $       764,106
     Vanguard PrimeCap Fund                                   16,946,748            2,564,675
     Vanguard Wellington Fund                                  4,601,252             (425,863)
     Vanguard Bond Index Fund                                 14,112,807           (4,039,357)
     Common stock of American Greetings Corporation            1,580,087           (6,813,454)
     Common stocks                                                                 (4,808,344)
     US Government securities and
        corporate obligations                                                      (7,937,004)
                                                      -------------------------------------------

                                                         $    52,634,613      $   (20,695,241)
                                                      ===========================================

          American Greetings Retirement Profit Sharing and Savings Plan

C.     INVESTMENTS--CONTINUED

The Plan held 107,238 Class A shares and 1,140,350 Class B shares of American Greetings Corporation common stock at December 31, 1995 (439,161 and 1,140,350 shares, respectively at December 31, 1994). Class B shares are not publicly traded.

D.     INCOME TAX STATUS

The Internal Revenue Service has issued a favorable determination letter indicating the Plan qualifies under Section 401(a) of the Internal Revenue Code (the "Code") and, therefore, is not subject to tax under present income tax laws. The Plan is required to operate in conformity with the Code to maintain its qualification. The Plan administrator is not aware of any course of action or series of events that might adversely affect the Plan's qualified status.

                         American Greetings Corporation
                    Employees' Retirement Profit Sharing Plan
                                 EIN: 34-0065325

       Form 5500, Item 27a--Schedule of Assets Held for Investment Purposes

                                December 31, 1995


                      Col. (b)                                   Col. (c)                        Col. (d)           Col. (e)
                                                    Description of Investment Including
       Identity of Issue, Borrower, Lessor or     Maturity Date, Rate of Interest, Par or
                    Similar Party                             Maturity Value                       Cost          Current Value
- -----------------------------------------------------------------------------------------------------------------------------------
INTEREST IN REGISTERED INVESTMENT COMPANIES

*Vanguard Index 500 Portfolio Fund                           1,182,945 shares                   $   53,082,018    $   68,137,655
*Vanguard PrimeCap Fund                                      3,221,868 shares                       66,980,567        84,509,585
*Vanguard Wellington Fund                                    1,196,263 shares                       25,215,064        29,224,713
*Vanguard Money Market Reserves Prime Portfolio              31,317,919 shares                      31,317,919        31,317,919
*Vanguard Bond Index Fund                                    17,840,570 shares                     142,654,328       153,014,922
*Vanguard International Growth Portfolio                       1,018 shares                             15,296            15,298
                                                                                             --------------------------------------

TOTAL ASSETS IN REGISTERED INVESTMENT COMPANIES                                                 $  319,265,192    $  366,220,092
                                                                                             ======================================

EMPLOYER-RELATED INVESTMENTS

*American Greetings Corp. Class A                             107,238 shares                    $    2,557,845    $    2,962,450
*American Greetings Corp. Class B                            1,140,350 shares                       22,976,475        31,502,169
                                                                                             --------------------------------------

TOTAL CORPORATE COMMON STOCK                                                                    $   25,534,320    $   34,464,619
                                                                                             ======================================

INSURANCE CONTRACTS

Pacific Mutual G-25755.02                                  9.40%, Matures 1-2-96                $   15,347,945    $   15,347,945
CNA Insurance Co.                                         9.85%, Matures 5-24-96                    18,591,952        18,591,952
Mutual Benefit Life GA-4207                               5.10%, Matures 12-31-03                    1,306,468         1,306,468
Mutual Benefit Life GA-64207                              3.55%, Matures 12-31-03                      670,353           670,353
                                                                                             --------------------------------------

TOTAL INSURANCE CONTRACT ASSETS                                                                 $   35,916,718    $   35,916,718
                                                                                             ======================================

*LOANS TO PARTICIPANTS                           8.0% to 10.0%, matures 1 to 5 years            $      640,082    $      640,082
                                                                                             ======================================


*Party in interest of the Plan.

          American Greetings Retirement Profit Sharing and Savings Plan

             Form 5500, Item 27d--Schedule of Reportable Transactions

                          Year Ended December 31, 1995

CATEGORY (iii)

Transactions in a plan year concerning a series of the same issue which when sales and purchases are aggregated involve an amount in excess of 5% of the fair value of plan assets on January 1, 1995.

                                                              Purchases            Sales              Total
                                                    ------------------------------------------------------------         Gain
                            Description               No.      Amount     No.      Amount     No.     Amount            (Loss)
- --------------------------------------------------  ------------------------------------------------------------   ---------------
American Greetings Company Stock Fund                140  $  9,161,481   241  $ 19,027,244   381  $ 28,188,725     $  4,399,084

Vanguard Bond Index Fund                             245    34,136,989   252    43,476,711   497    77,613,700          808,716

Vanguard Money Market Reserves Prime Portfolio       226    19,890,547   206    14,339,998   432    34,230,545

Vanguard Index 500 Portfolio                         238    19,033,615   217     6,407,807   455    25,441,422          953,539

Vanguard Prime Cap Fund                              248    29,815,917   207     9,098,851   455    38,914,768        1,777,011

There were no category (i), (ii) or (iv) reportable transactions during the year ended December 31, 1995.

                            American Greetings Corp.
                   Retirement Profit Sharing and Savings Plan

        Form 5500, Item 27b--Schedule of Loans or Fixed Income Obligations



                                                                       Amount Received
                                                  Original           During Reported Year             Unpaid
           Identity and Address                    Amount        ---------------------------         Balance at
                of Obligor                         of Loan        Principal         Interest        End of Year
- -------------------------------------------------------------------------------------------------------------------
Douglas, Lola                                  $   1,530.00      $                 $                $  1,530.00
303 E. Hale Avenue
Osceola, AR  72370


Emrich, Kimberly                               $   1,469.34      $                 $                $  1,469.34
1229 Forest Circle Drive
Corbin, KY  40701


Griffin, Sharlene                              $   1,045.95      $                 $                $  1,045.95
PO Box 152
McKinney, KY  40448


Lambert, Alan                                  $   1,886.36      $                 $                $  1,886.36
PO Box 496
Keiser, AR  72351



                                                          Detailed Description of Loan
                                                         Including Rate, Type, and Value               Amount Overdue
           Identity and Address                               Of Collateral, and Other          --------------------------------
                of Obligor                                       Material Items                  Principal         Interest
- ---------------------------------------------------------------------------------------------------------------------------------
Douglas, Lola                                  Issue Date:  6/27/95                             $     175.01      $      36.24
303 E. Hale Avenue                             Maturity Date:  9/13/97
Osceola, AR  72370                             Rate:  10.0%
                                               Colateral:  Participant account balance

Emrich, Kimberly                               Issue Date:  8/7/95                              $      97.98      $      60.20
1229 Forest Circle Drive                       Maturity  Date:  7/30/2000
Corbin, KY  40701                              Rate:  10.0%
                                               Collateral:  Participant account balance

Griffin, Sharlene                              Issue Date:  9/8/95                              $     119.66      $      24.77
PO Box 152                                     Maturity Date:  9/27/97
McKinney, KY  40448                            Rate:  10.0%
                                               Collateral:  Participant account balance

Lambert, Alan                                  Issue Date:  9/1/95                              $     454.14      $      41.94
PO Box 496                                     Maturity Date:  9/21/96
Keiser, AR  72351                              Rate:  10.0%
                                               Collateral:  Participant account balance


The above loans were deemed delinquent by the Plan as of December 31, 1995